EXHIBIT 10.4

RESTRICTED STOCK UNIT AWARD AND NON-COMPETITION AGREEMENT
(EMPLOYEE GRANT)
To:
Date of Grant:
Number of Restricted Stock Units:

THIS RESTRICTED STOCK UNIT AWARD AND NON-COMPETITION AGREEMENT (this "Agreement") is entered into between Perficient, Inc., a Delaware corporation (the "Corporation"), and _______________ ("Employee") effective the later of the date this Agreement is signed by the Corporation, and the date it is signed by Employee, as indicated below.
WITNESSETH:
WHEREAS, Employee is employed by the Corporation or desires to be employed by the Corporation and desires to have access to Confidential Information (defined below) of the Corporation;
WHEREAS, pursuant to the Amended and Restated Perficient, Inc. 2012 Long Term Incentive Plan (the "Plan"), the Corporation has elected to grant Employee an opportunity to receive the aggregate number of Restricted Stock Units listed above (the "Award"), each representing the right to receive one share of the Corporation's authorized Common Stock, par value $0.001 per share, subject to the terms and conditions set forth in this Agreement and the Plan;
WHEREAS, Employee is willing and desires to receive the Award pursuant to and upon the terms and conditions set out in this Agreement and the Plan and acknowledges receipt of Confidential Information in consideration and exchange for Employee's agreement to maintain confidentiality and not compete with the Corporation as set out in this Agreement;
WHEREAS, a condition to Employee's receipt of the Award, and Employee's receipt of Confidential Information (which Employee acknowledges receiving), is Employee's execution and delivery of this Agreement to the Corporation and in particular Employee's agreement to comply with and abide by the restrictions on competition and solicitation of employees and customers set out in this Agreement;
NOW, THEREFORE, in consideration of the matters referenced above, and in order for Employee to receive the Award (and to induce the Corporation to grant the Award), and to receive access to Confidential Information, the parties agree as follows:

1.            Applicability of the Plan; Other Agreements.

(a)            This Award is granted pursuant to the Plan, a copy of which has been made available to Employee and shall be deemed a part of this Agreement as if fully set forth herein.  If any provision of this Agreement (other than the provisions of Paragraphs 15-17 conflicts with the expressly applicable terms of the Plan, the provisions of the Plan shall control and, if necessary, the applicable provisions of the Agreement shall be deemed to be amended to comply with the terms of the Plan.

(b)            This Agreement sets forth the terms of the agreement between Employee and the Corporation with respect to the Restricted Stock Units. By accepting this Agreement, Employee agrees to be bound by all of the terms hereof. "Terms" capitalized but not defined herein shall have the meaning set forth in the Plan.

(c)            This Agreement is in addition to and not in lieu of, and does not supersede, cancel or replace, any agreement regarding confidentiality, intellectual property, non-competition, or non-solicitation or non-recruitment of customers, consultants or employees previously or subsequently signed by Employee.  Likewise, this Agreement does not alter or amend the terms of any existing agreement between the Corporation and Employee concerning employment, except that such agreement shall not operate to preclude the enforcement, or cancel, the terms of this Agreement, and this Agreement shall be enforceable independent of any such agreement.  In case of any conflict between the terms of this Agreement, and the terms of any such agreement concerning employment, the terms of agreement concerning employment shall not operate to cancel, supersede or preclude the enforcement of the terms of this Agreement. The terms of any other such agreement shall be construed and enforced without reference to this Agreement unless such other agreement references this Agreement specifically or generally.

2.            Definitions.  As used in this Agreement, the following terms have the meanings set forth below:

(a)            "Agreement" means this Restricted Stock Unit Award and Non-Competition Agreement.

(b)            "Award" has the meaning set forth above in the recitals of this Agreement.

(c)            "Board of Directors" means the board of directors of the Corporation.

(d)            "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Missouri are authorized or obligated by law or executive order to close.

(e)             "Committee" means the Compensation Committee of the Board of Directors.

(f)            "Common Stock" means the authorized common stock of the Corporation, par value $0.001 per share, as described in the Corporation's Certificate of Incorporation, as amended from time to time.

(g)            "Competing Business" means any person or entity that offers, markets, provides or is demonstrably planning to offer, market or provide any Competitive Products or Services.

(h)            "Competitive Duties" means duties on behalf of a Competing Business that relate to Competitive Products or Services in any way and:  (i) are substantially similar to the duties the Employee performed or hereafter performed for the Corporation or its Subsidiaries; (ii) involve management (in any capacity), operation, advice or control of a Competing Business; (iii) are performed in the capacity of a director, officer, general partner, manager or executive of a Competing Business and relate to Competitive Products or Services; or (iv) involve the sale or marketing of any Competitive Products or Services.

(i)            "Competitive Products or Services" means any products or services that are competitive with or an alternative to any of the products or services being offered, marketed, or actively developed by the Corporation or any of its Subsidiaries as of the date hereof or as of the date of the termination of Employee's employment with the Corporation or one of its Subsidiaries for any or no reason (or, if applicable, as of the time prior thereto when Employee seeks to engage in any activity prohibited by this Agreement).

(j)            "Confidentiality Agreement" means the Corporation's Confidentiality and Intellectual Property Assignment Agreement or any successor agreement therefor.

(k)            "Corporation" means Perficient, Inc., a Delaware corporation.

(l)            "Covered Client or Prospective Client" means (i) any of the Corporation's clients or Prospective Clients with whom Employee (or someone under Employee's management) had contact (whether in person, by phone, by e-mail, or otherwise) as an employee of the Corporation during the last twelve (12) months of Employee's employment (or, if applicable, as of the time prior thereto when Employee seeks to engage in any activity prohibited by this Agreement); and (ii) any of the Corporation's clients or Prospective Clients about whom Employee had any Confidential Information during the last twelve (12) months of Employee's employment (or, if applicable, as of the time prior thereto when Employee seeks to engage in any activity prohibited by this Agreement). "Prospective Client" means any identified person, entity, or business concern that, as of the date hereof or as of the date of the termination of Employee's employment for any or no reason (or, if applicable, as of the time prior thereto when Employee seeks to engage in any activity prohibited by this Agreement):  (i) the Corporation has spent significant time and resources courting or developing as a potential user of the Corporation's services or products as evidenced by internal company documents and records (including e-mail); or (ii) has entered into specific discussions with the Corporation regarding the Corporation potentially providing its services or products to the person, entity, or business concern.

(m)            "Date of Grant" means the date designated as such at the beginning of this Agreement.

(n)            "Employee" means an individual who is in the employ of the Corporation or any Subsidiary, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

(o)            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(p)            "Fair Market Value" means with respect to a share of Common Stock, the last reported sale price of such share on the date of determination, or on the most recent date on which such share is traded prior to that date, as reported on the NASDAQ Global Select Market.

(q)             "NASDAQ" means the National Association of Securities Dealers Automated Quotations.

(r)             "Plan" has the meaning set forth in the first paragraph of this Agreement.

(s)            "Restricted Area" means any metropolitan area or geographic market: (i) in which the Corporation or its Subsidiaries provided, offered to provide or marketed any products or services or conducted any portion of its business at any time during the later of the last two years or during the Employee's employment with the Corporation or its Subsidiaries; and/or (ii) in which the Corporation and/or its Subsidiaries are conducting business, or providing or marketing any product or service or actively pursuing a material amount of business at any time during the later of the last two years or during the Employee's employment with the Corporation and/or its Subsidiaries as evidenced by definite and demonstrable actions by the Corporation or any such Subsidiary with respect to the area (e.g., contacting Covered Clients or Prospective Clients to solicit material business opportunities, contacting suppliers or vendors regarding material business opportunities, actively conducting feasibility research of the area, etc.).

(t)            "Restricted Stock Unit" means the obligation of the Corporation to transfer one share of Stock to Employee in accordance with the terms and conditions of this Agreement and the Plan.

(u)            "Securities Act" means the Securities Act of 1933, as amended.

(v)            "Service" means Employee's performance of services for the Corporation (or any Subsidiary) in the capacity of an Employee, a non-employee member of the Board of Directors or a consultant or independent advisor.  If Employee is on bona-fide leave of absence under the Family and Medical Leave Act of 1993, as amended, Employee will still be considered to be in Service to the Corporation (or any Subsidiary).

(w)            "Shares" means the shares of Stock issued in respect of the Restricted Stock Units in accordance with the conditions specified in Paragraph 6 of this Agreement.

(x)            "Stock" means Common Stock, or any other securities that are substituted for Common Stock as provided in this Agreement.

(y)            "Subsidiary" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.            Issuance of Restricted Stock Units.  Evidence of the issuance of the Restricted Stock Units pursuant to this Agreement may be accomplished in such manner as the Corporation or its authorized representatives shall deem appropriate, including, without limitation, electronic registration or the creation of a bookkeeping account (as determined by the Corporation or its authorized representatives, a "Restricted Stock Unit Account"). Employee's Restricted Stock Unit Account shall be debited by the number of Restricted Stock Units, if any, forfeited in accordance with Paragraph 7 and by the number of Shares transferred to Employee in accordance with Paragraph 6 with respect to such Restricted Stock Units. Employee's Restricted Stock Unit Account also shall be adjusted from time to time in accordance with Paragraph 8.

4.            Stockholder Rights.  Until receipt of the Shares in accordance with Paragraph 6 of this Agreement, Employee will not be entitled to the rights of a stockholder, including the right to vote or receive dividends.

5.            Restrictions; Forfeiture.  The Restricted Stock Units awarded hereunder may not be sold, transferred or otherwise alienated or hypothecated.  The Restricted Stock Units awarded hereunder may be forfeited.  If the Restricted Stock Units are forfeited as provided in this Agreement, they shall be cancelled by the Corporation.

6.            Vesting of Restricted Stock Units.  Except as otherwise provided in any employment agreement in effect between Employee and the Corporation, the Restricted Stock Units granted pursuant to this Agreement will vest according to the schedule set forth in this Paragraph 6; provided, however, that such vesting will occur on such dates only if Employee has been performing Service continuously since the Date of Grant through the applicable vesting date.

On Each of the Following Vesting Dates	Percentage of Restricted Stock Units Vesting
33.33%
33.33%
33.34%

The Corporation shall cause that number of Shares equal to the number of Restricted Stock Units vesting as of such date to be transferred to Employee in accordance with Paragraph 9 of this Agreement.

7.            Conditions, Termination of Employment and Forfeiture.

(a)            Except as otherwise provided in any employment agreement in effect between Employee and the Corporation, if Employee's Service as an employee is terminated for any reason, including Employee's death or disability, then that portion, if any, of this Award for which vesting has not occurred in accordance with Paragraph 6 as of the date of termination shall become null and void; provided, however, that the portion, if any, of this Award that has vested as of the date of such termination shall survive such termination.

(b)            If at any time prior to the date on which 100% of the Restricted Stock Units have vested, Employee does not have a current and properly executed Confidentiality Agreement on file with the Corporation, and Employee does not properly execute a Confidentiality Agreement and return the same to the Corporation within thirty (30) days after being notified by the Corporation of such failure, then the Corporation may, in its discretion and upon action of its President and Chief Executive Officer, Chief Operating Officer or Chief Financial Officer, cause the portion of the Restricted Stock Units not yet vested to become null and void and such Restricted Stock Units shall be forfeited.

8.            Adjustment Provisions.  The terms of the Award and the number of Restricted Stock Units granted hereunder shall be subject to adjustment, from time to time, in accordance with the following provisions:

(a)            If at any time or from time to time the Corporation shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock or otherwise), the number of shares of Stock then outstanding become a greater number of shares of Stock, then the number of Restricted Stock Units granted under the Award shall be increased proportionately.

(b)            If at any time or from time to time the Corporation shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, the number of Restricted Stock Units granted under the Award shall be decreased proportionately.

(c)            Whenever the number of Restricted Stock Units subject to the Award is required to be adjusted as provided in this Paragraph 8, the Corporation shall, within thirty (30) days following such adjustment, prepare and give to Employee a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in the number of Restricted Stock Units subject to the Award after giving effect to the adjustment.

(d)            Adjustments under Paragraphs 8(a) and 8(b) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive.  No fractional interest shall be issued on account of any such adjustments.

9.            Delivery of Certificates of Stock.  As promptly as administratively feasible following the vesting of the Restricted Stock Units as provided in Paragraph 6, and subject to the requirements of Paragraphs 7(b) and 10, the Corporation shall cause to be issued and delivered to Employee or Employee's designee a certificate representing the number of Shares issuable upon vesting of the Restricted Stock Units which have vested; provided, however, actual distribution of Shares with respect to vested Restricted Stock Units shall occur not later than (a) the end of the calendar year in which the vesting date occurs and (b) the fifteenth day of the third calendar month following the vesting date; and provided further that Employee is not permitted to designate the taxable year of the payment. The Corporation shall not be obligated to transfer any Shares until the Employee pays any required tax withholding in the manner provided in Paragraph 14.

10.            Conditions to Delivery of Stock.  Nothing herein shall require the Corporation to issue any Stock with respect to the Award if that issuance would, in the reasonable determination of  the Corporation, constitute a violation of applicable law, including the Securities Act, or the rules of any applicable securities exchange or securities association, as then in effect.

11.            Legends.  Any stock certificates representing Shares, when issued, shall bear appropriate legends required under the Securities Act, if any.

12.            Furnish Information.  Employee agrees to furnish to the Corporation all information requested by the Corporation to enable the Corporation to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable law.

13.            Remedies. If the Corporation incurs legal fees and other expenses to enforce this Agreement and/or seek redress for any violation, Employee promises and agrees to pay all costs, court costs, fees and expenses, including reasonable attorneys' fees, incurred by the Corporation to enforce this Agreement whether by an action to enforce specific performance or for damages for Employee's breach or otherwise and/or recover and collect damages for any violation, whether or not litigation is commenced.  This is in addition to and not in lieu of any other remedies which the Corporation may have for any violation of this Agreement.

14.            Payment of Taxes.  The Corporation may from time to time, in its discretion, require Employee to pay to the Corporation (or a Subsidiary if Employee is an employee of a Subsidiary) the amount that the Corporation deems necessary to satisfy the Corporation's or its Subsidiary's current or future obligation to withhold federal, state or local income or other taxes that Employee incurs as a result of the Award.  With respect to any required tax withholding, Employee may (a) direct the Corporation to withhold from the Shares to be issued to Employee the number of Shares necessary to satisfy the Corporation's obligation to withhold taxes, that determination to be based on the Shares' Fair Market Value at the time as of which such determination is made; (b) deliver to the Corporation sufficient Shares to satisfy the Corporation's tax withholding obligations, based on the Shares' Fair Market Value at the time as of which such determination is made; or (c) deliver sufficient cash to the Corporation to satisfy its tax withholding obligations.  If Employee elects to use such a stock withholding feature, Employee must make the election at the time and in the manner that the Corporation prescribes.  The Corporation may, at its sole option, deny Employee's request to satisfy withholding obligations through Stock instead of cash.  In the event the Corporation subsequently determines that the aggregate Fair Market Value (as determined above) of any Shares withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, Employee shall pay to the Corporation, immediately upon the Corporation's request, the amount of that deficiency.

15.            Disclosure of Trade Secrets and Other Proprietary Information; Restrictive Covenants.

(a)            Employee acknowledges that Employee is bound by and will continue to comply with the terms of the Confidentiality Agreement previously signed by Employee in favor of the Corporation notwithstanding any facts or events occurring prior to the date hereof.  The terms of the Confidentiality Agreement are incorporated herein by reference. The Corporation will provide Employee with valuable Confidential Information (as defined below) belonging to the Corporation or its Subsidiaries above and beyond any Confidential Information previously received by Employee and will associate Employee with the goodwill of the Corporation or its Subsidiaries above and beyond any prior association of Employee with that goodwill.  In return, Employee agrees never to disclose or misuse Confidential Information, never to misuse such goodwill, and never to use (other than for the benefit and on behalf of the Corporation or its Subsidiaries) any Confidential Information, or reveal or disclose any of the same to a third party.  To enforce Employee's promises in this regard, Employee agrees to comply with the provisions of this Paragraph 15 and the provisions of the Confidentiality Agreement.

(b)            Without in any way limiting the foregoing, the Corporation hereby makes a binding promise not conditioned upon continued employment to provide Employee with Confidential Information. "Confidential Information" means any and all confidential or proprietary information and materials, as well as all trade secrets, belonging to the Corporation or its affiliated or associated persons or entities (including the Subsidiaries, partners and investors and their affiliated or associated persons), its customers, or other third parties who furnished such information, materials, and/or trade secrets to the Corporation with expectations of confidentiality.  Confidential Information includes, without limitation, regardless of whether such information or material is explicitly identified or marked as confidential or proprietary:  (i) technical information of the Corporation, its affiliates, its customers or other third parties, including computer programs, software, databases, know-how, formulae, compositions, processes, discoveries, machines, inventions, designs, developmental or experimental work, improvements, original works of authorship, training programs and procedures, diagrams, charts, and similar items; (ii) business information of the Corporation, its affiliates, its customers or other third parties, including business plans, compensation data, sales data, customer lists and information, supplier lists, prices and costs, credit information, financial data, information regarding the skills, compensation and contact information  of employees and contractors of the Corporation, and similar items; (iii) information relating to future plans of the Corporation, its affiliates, its customers or other third parties, including marketing strategies, pipeline information sales plans, pending projects and proposals, research and development efforts and strategies, and similar items; (iv) other valuable, confidential information and trade secrets of the Corporation, its affiliates, its customers or other third parties; and (v) any information or material that grants an advantage over others in the industry by virtue of not being generally known. In return, Employee agrees to the terms of this Agreement and in particular the provisions of Paragraphs 15 and 16 of this Agreement.

(c)            Employee will at all times during the term of Employee's employment with the Corporation and thereafter: (a) hold in strictest confidence and use Employee's best efforts and the utmost diligence to protect and safeguard the Confidential Information; and (b) not use, directly or indirectly (except as may be required for Employee to perform Employee's duties for the Corporation), or disclose to any person or entity any Confidential Information, without the prior and specific written authorization of the Corporation.

(d)            Upon execution of this Agreement, the Corporation agrees to associate Employee with the goodwill of the Corporation as an Employee of the Corporation.  Employee agrees not to use Employee's association with the Corporation's goodwill for the benefit of anyone other than the Corporation.

(e)            So as to enforce Employee's promises regarding Confidential Information and the Corporation's goodwill and to protect the trade secrets, employee relationships, and customer relationships and contacts of the Corporation and its Subsidiaries, Employee agrees that during Employee's employment with the Corporation or one of its Subsidiaries, and for the twenty-four (24) month period immediately following the termination of Employee's Service for any or no reason (twelve (12) months in the case of paragraph (ii) below):

(i)
directly or indirectly:  (A) solicit (or assist another in soliciting) any Covered Client or Prospective Client for Competitive Products or Services, or (B) provide (or assist another in providing) Competitive Products or Services to any Covered Client or Prospective Client;

(ii)
directly or indirectly:  (A) recruit or encourage (or assist another in recruiting or  encouraging) any employee, contractor, consultant, supplier, or vendor of the Corporation to terminate his or her relationship with the Corporation; or (B) engage, recruit or hire (or assist another in engaging, recruiting or hiring) for employment or other personal service engagement any employee, contractor, or consultant of the Corporation or any person who was an employee, contractor, or consultant of the Corporation at any time during the last twelve (12) months of Employee's employment with the Corporation;

(iii)	engage in a Competing Business anywhere within the Restricted Area;
(iv)	perform any Competitive Duties (as an employee, consultant or otherwise) anywhere within the Restricted Area for any Competing Business; or
(v)
fail to abide by and comply with the restrictions on the use and disclosure of Confidential Information and trade secrets contained herein or in any other agreement now or hereafter entered into by the Employee with or for the benefit of the Corporation and its Subsidiaries, including, but not limited to, the Confidentiality Agreement.

(f)            For a period of twenty-four (24) months immediately following the termination of Employee's employment, Employee promises to disclose (within seven calendar days) to the Corporation in writing any employment, consulting, or other service relationship Employee enters into after the termination of Employee's Service.

(g)            As partial consideration for the granting of the Award hereunder, Employee hereby agrees to keep confidential the specifics of the Award (i.e., the number of Restricted Stock Units awarded and other non-public terms); except that the specifics may be disclosed in confidence to Employee's spouse, tax and financial advisors and to Employee's prospective employers in accordance with Paragraph 16(b).

16.            Provisions Relating to the Restrictive Covenants.

(a)            Employee agrees that irreparable damage will result to the Corporation in the event of the breach of any covenant contained herein and Employee agrees that in the event of such breach, the Corporation shall be entitled, in addition to other legal or equitable remedies and damages available, to an injunction to restrain the violation of these covenants of confidentiality and non-disclosure by Employee and all other persons acting for or with Employee.  The Corporation shall have the right to secure injunctive relief to enforce any breach or threatened breach of any provision of this Agreement, without the necessity or requiring any bond to be posted to obtain injunctive relief, and Employee waives any right to require that the Corporation post a bond in any amount to secure any such injunctive relief of a temporary or permanent nature.

(b)            Employee acknowledges and agrees that the restrictions on competition contained herein are reasonable, do not impose a greater restraint than is necessary to protect the Confidential Information, goodwill, and other legitimate business interests of the Corporation, and are not unduly burdensome to Employee.  Employee expressly acknowledges that the Corporation competes throughout North America (among other countries) and that the scope of these limitations is reasonable and necessary for the protection of the Corporation's Confidential Information, goodwill, and other legitimate business interests.  Employee further agrees that these restrictions allow Employee an adequate number and variety of employment alternatives, based on Employee's varied skills and abilities.  Employee represents that Employee is willing and able to engage in other employment not prohibited by this Agreement.  Employee warrants that Employee is not violating any agreement to which Employee is a party, including agreements related to previous employment, containing confidentiality, non-compete or similar restrictive covenants by accepting employment with, or otherwise performing services for, the Corporation.  Employee further warrants that Employee is not the employee of any other person or entity.  Employee agrees to provide a copy of this Agreement to any subsequent prospective employer or user of Employee's services prior to Employee becoming employed or providing services.  If Employee subsequently desires to pursue any opportunity prohibited by the terms of this Agreement, Employee agrees to make written request to the Corporation's most senior human resources officer for a modification of the restrictions contained in this Agreement prior to pursuing the opportunity, such request to include the name and address of the entity or business concern involved (if any) and the title, nature, and duties of the activity Employee wishes to pursue.  In the event a court of competent jurisdiction determines that the geographic area, duration, or scope of any restriction contained herein is unenforceable under applicable law, the restriction shall not be terminated but shall be reformed and modified to such lesser degree or extent required to render it valid and enforceable as will grant the Corporation the maximum restriction on Employee's activities permitted by applicable law in such circumstances.  Employee and the Corporation further agree that the court shall reform the duration of the restrictions contained herein by an amount of time equal to any period in which Employee is in breach of said restrictions.

(c)            In the event the Employee violates any of the restrictions contained in Paragraph 15, the period of time during which the restriction is in effect shall automatically be extended for the period of time during which Employee was in violation of that provision.

(d)            The restrictions set forth in Paragraph 15 continue in full force and effect whether Employee's Service terminates with or without cause by Employee or the Corporation, regardless of the reason why employment terminates, and whether there is any change in any terms or conditions of Employee's employment, any products or services offered or sold by the Corporation, any compensation arrangement, or benefits provided to Employee, or any position, duties or responsibilities held by Employee.

(e)            In order to preserve the Corporation's rights under this Agreement, the Corporation is authorized and has the right to inform any person or business with whom Employee has entered into any business, contractual, consulting or employment arrangement, or is negotiating or has contracted to do so, of the existence of this Agreement, and the Corporation shall not be liable for doing so.

17.            Corporation Property.

(a)            Any patents, inventions, discoveries, applications or processes designed, devised, planned, applied, created, discovered or invented by Employee during Employee's employment, regardless of when reduced to writing or practice, which pertain to any aspect of the Corporation's or its Subsidiaries' or affiliates' business as described above shall be the sole and absolute property of the Corporation, and Employee shall promptly report the same to the Corporation and promptly execute any and all documents that may from time to time reasonably be requested by the Corporation to assure the Corporation the full and complete ownership thereof.

(b)            All records, files, lists, including computer generated lists, drawings, documents, equipment and similar items relating to the Corporation's business which Employee shall prepare or receive from the Corporation shall remain the Corporation's sole and exclusive property.  Upon termination of this Agreement, or otherwise before then on request, Employee shall promptly return to the Corporation all property of the Corporation in Employee's possession. Employee further represents and agrees that Employee will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Corporation.  Employee additionally represents that, upon termination of Employee's employment with the Corporation or otherwise before then upon request, Employee will not retain in Employee's possession any such software, documents or other materials.

18.            Right of the Corporation and Subsidiary to Terminate Service.  Nothing contained in this Agreement shall confer upon Employee the right to continue in the employment or other Service of the Corporation or any Subsidiary, or interfere in any way with the rights of the Corporation or any Subsidiary to terminate Employee's Service at any time.

19.            No Liability for Good Faith Determinations.  The Corporation, the Committee and the members of the Board of Directors shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Stock Units (or the Shares issuable pursuant thereto) granted hereunder.

20.            Amendment.  The Award may be amended by the Board of Directors or by the Committee at any time (i) if the Board of Directors or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state tax law, federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Award; or (ii) other than in the circumstances described in clause (i) or provided in the Plan, with Employee's consent.

21.            Execution of Receipts and Releases.  Any payment of cash or any issuance or transfer of Shares or other property to Employee or to Employee's legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Corporation may require Employee or Employee's legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as the Corporation shall determine.

22.            No Guarantee of Interests.  The Board of Directors and the Corporation do not guarantee the Stock of the Corporation from loss or depreciation.

23.            Corporation Records.  Records of the Corporation or its Subsidiaries regarding Employee's period of employment or other Service, termination of Service and the reason therefor, leaves of absence, re-employment and other matters shall be conclusive for all purposes hereunder, unless determined by the Corporation or the Committee to be incorrect.

24.            Severability.  Except as is contemplated by Paragraph 16(b), if any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

25.            Notices.

(a)            Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail.  Any such notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith.
The Corporation and Employee agree that any notices shall be given to the Corporation or to Employee at the following address; provided that the Corporation or Employee may change, at any time and from time to time, by written notice to the other, the address which it or he or she had previously specified for receiving notices.
Corporation or Board of Directors:	Perficient, Inc. 555 Maryville Centre Dr., Suite 600 St Louis, MO 63141 Attn: Paul E. Martin, Chief Financial Officer
Holder:	At Employee's current address as shown below underneath Employee's signature, or if not so shown, then as shown in the Corporation's records

(b)            Any person entitled to notice hereunder may waive such notice.

26.            Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

27.            Successors and Assigns; Assignment; Intended Beneficiaries. Neither this Agreement, nor any of Employee's rights, powers, duties or obligations hereunder, may be assigned by Employee.  This Agreement shall be binding upon and inure to the benefit of Employee and Employee's heirs and legal representatives and the Corporation and its successors and assigns.  Successors of the Corporation shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Corporation, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed "the Corporation" for the purpose hereof.  The Corporation shall have the right to assign this Agreement to an affiliate or in connection with the sale of all or a portion of its business or assets or otherwise by operation of law, and such assignment shall not in any way release Employee from any of Employee's obligations under this Agreement, nor preclude or limit the Corporation's right to enforce the same.

28.            No Waiver By Action.  Any waiver or consent from the Corporation respecting any term or provision of this Agreement or any other aspect of the Employee's conduct or employment shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent.  The failure or delay of the Corporation at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to, any term or provision of this Agreement or any other aspect of the Employee's conduct or employment in no manner (except as otherwise expressly provided herein) shall affect the Corporation's right at a later time to enforce any such term or provision.

29.            Counterparts; Missouri Governing Law. This Agreement may be executed in two counterpart copies, each of which may be executed by one of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto.  This Agreement and all other aspects of the Employee's employment shall be governed by and construed and interpreted in accordance with the internal laws of the State of Missouri without reference to conflicts of law principles, or any rule or decision that would defer to the substantive laws of another jurisdiction.

30.            Section 409A. This Agreement shall be construed consistent with the intention that it be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or guidance that may be issued after the date hereof ("Section 409A"). However, notwithstanding any other provision of this Agreement or the Plan, if at any time the Committee determines that this Award (or any portion thereof) may be subject to Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify Employee or any other person for failure to do so) (a) to adopt such amendments to this Agreement or the Plan, (b) to adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or (c) to take any other actions as the Committee determines are necessary or appropriate either for this Award to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

31.            Entire Agreement. This Agreement is in addition to, and does not supersede or replace, the Confidentiality Agreement or any other award agreement or any other agreement between the Corporation and Employee, and this Agreement may be enforced on its own terms and without in any manner being altered, amended, canceled, or superseded by any other such agreement. Likewise, any other such agreement may be enforced without reference to this Agreement.

32.            Word Usage.  Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

33.            Submission to Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE EASTERN DISTRICT OF MISSOURI OR THE COURTS OF THE STATE OF  MISSOURI LOCATED IN THE COUNTY OF ST. LOUIS, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer as of the Date of Grant first above written.

PERFICIENT, INC.

By:
Paul E. Martin
Chief Financial Officer

ACKNOWLEDGED AND AGREED:

______________________________
[Employee]

Date: _________________________

Address:      ______________________
______________________
______________________